Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of our report dated January 25, 2008, with respect to the consolidated financial statements of Biopure Corporation included in this Annual Report (Form 10-K/A) for the year ended October 31, 2008.

(1)	Registration Statements (Form S-3 Nos. 333-138049 (originally filed on Form S-1), 333-106288, 333-137239, 333-114559 and 333-152613) of Biopure Corporation.
(2)	Registration Statement (Form S-8 No. 333-149928) pertaining to the Biopure Corporation 2008 Incentive Plan of Biopure Corporation.
(3)	Registration Statement (Form S-8 No. 333-88426) pertaining to the 2002 Omnibus Securities and Incentive Plan of Biopure Corporation.
(4)	Registration Statements (Form S-8 Nos. 333-126735, 333-114381 and 333-104515) pertaining to the 2002 Omnibus Securities and Incentive Plan, As Amended of Biopure Corporation.
(5)	Registration Statement (Form S-8 No. 333-48924) pertaining to the Biopure Corporation Capital Accumulation Plan of Biopure Corporation.
(6)	Registration Statement (Form S-8 No. 333-96085) pertaining to the 1988 Stock Option Plan, the 1998 Stock Option Plan and the 1999 Omnibus Securities and Incentive Plan of Biopure Corporation.

Ernst & Young LLP

Boston, Massachusetts

March 3, 2009